Exhibit 10.1

SECOND AMENDMENT TO

EXECUTIVE AGREEMENT

THIS SECOND AMENDMENT TO EXECUTIVE AGREEMENT (“Amendment”) is entered into and effective on October 1, 2020 (the “Effective Date”) by and between Penn National Gaming, Inc., a Pennsylvania corporation (the “Company”), and Jay A. Snowden, an individual (“Executive”), with respect to the following facts and circumstances:

RECITALS

The Company and Executive entered into an Executive Agreement on July 31, 2019, as amended by the Amendment dated March 27, 2020 and effective as of April 1, 2020 (as amended, the “Agreement”).

The Company and Executive desire to further amend the Agreement pursuant to the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements set forth herein, the parties hereto agree as follows:

AMENDMENTS

1.                 As of the Effective Date, the salary and insurance components only of Section 1(a) and (b) of the Agreement (Employment) are hereby deleted and replaced with the following new Section 1(a) and (b) of the Agreement (Employment):

“1.               Employment.     The Company and Executive hereby agree to extend Executive’s employment beyond the term of his current June 21, 2017 employment agreement (“Earlier Agreement”) in connection with his new role as Chief Executive Officer and President on January 1, 2020, all in the manner described herein. Effective January 1, 2020 (“Trigger Date), the Earlier Agreement will be deemed terminated and superseded by this Agreement.  Upon the Trigger Date, Executive’s new compensation will begin as follows and include: (a)  $1,400,000 as base salary and a target bonus of 150% of base salary effective on October 1, 2020 and thereafter; provided that the Compensation Committee and the Board of Directors of the Company shall have discretion to increase the base salary during the term of this Agreement; (b) Executive will be entitled to life insurance in the amount of three times Executive’s base salary which shall be the greater of (i) the base salary under Section 1(a) or (ii) such base salary as approved by the Compensation Committee and the Board of Directors of the Company.”

2.                 Except as modified herein, all other terms of the Agreement shall remain in full force and effect. In the event of a conflict between the terms of the Agreement and this Amendment, the terms of this Amendment shall apply. No modification may be made to the Agreement or this Amendment except in writing and signed by both the Company and Executive.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

EXECUTIVE	PENN NATIONAL GAMING, INC.

/s/ Jay A. Snowden	By:	/s/ Carl Sottosanti
Jay A. Snowden		Carl Sottosanti,
Executive Vice President, General Counsel and Secretary